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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) JUNE 12, 2001

                        ROTARY POWER INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-12756                  13-3632860
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(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)           Identification No.)


POST OFFICE BOX 128, WOOD-RIDGE, NEW JERSEY                    07075-0128
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  (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code (973) 470-7000


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.     OTHER EVENTS.

      On June 12, 2001, Rotary Power International, Inc. ("RPI") issued the following press release:

               CONWAY DAVIS RESIGNS AS DIRECTOR, PRESIDENT AND CEO

      WOOD-RIDGE, NJ - MONDAY, JUNE 12, 2001. - Virgil Wenger, Chairman of Rotary Power International, Inc. (RPI) announced today that Conway Davis has resigned as Director, President and Chief Executive Officer of Rotary Power International, Inc. (RPI) and its subsidiary companies effective immediately.

      Mr. Davis stated "I joined RPI to assist in the financial and operational restructuring of the company and to help set a course for the future. This goal has been accomplished and I feel it is time for the company to have a leader with a more extensive background in the engine industry and the markets we have targeted."

      Ronald McKeown, Executive Vice President and Director of Marketing of RPI, has been appointed to fill Mr. Davis' seat on the Board of Directors. In addition, on an interim basis, Mr. McKeown will also serve as President and Chief Executive Officer of RPI and its subsidiaries.

About RPI

      RPI is the foremost originator and holder of intellectual property relative to industrial scale rotary engines in the world today. With over 50,000 hours of test data and proprietary process knowledge accumulated over many years of research and development RPI is now planning to manufacture its rotary engines for the commercial market. RPI is internationally recognized as the leader in the field of heavy fueled rotary engines, especially the Stratified Charge Omnivorous Rotary Engine (SCORE(tm)) configuration.

For Further Information on RPI Visit our Web Site at:
http://www.rotarypowerinternational.com
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ROTARY POWER INTERNATIONAL, INC.


                                      By: /s/ DOUGLAS M. DREW
                                          ------------------------------------
                                          Douglas M. Drew
                                          Vice President, Finance and Director

Dated: June 12, 2001